Exhibit 10.34

AMENDMENT NUMBER ONE
TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of May 17, 2004, by the lenders identified on the signature pages hereof (the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation (“Agent”; and together with the Lenders, the “Lender Group”), as the arranger and administrative agent for the Lenders, and POSTER FINANCIAL GROUP, INC., a Nevada corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries together with Parent are referred to hereinafter each individually as a “Borrower” and individually and collectively, jointly and severally, as the “Borrowers”), with reference to the following:

WHEREAS, Borrowers and the Lender Group are parties to that certain Loan and Security Agreement, dated as of January 23, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrowers have requested that the Lender Group amend the definition of EBITDA in the Loan Agreement and extend the delivery date for certain monthly collateral reporting from 10 days after the month end to 15 days after the month end; and

WHEREAS, subject to the terms and conditions set forth herein, the Lender Group is willing to make the amendments requested by Borrowers.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.     Amendments to Loan Agreement.

(a)           Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “EBITDA” and replacing it in its entirety with the following:

                “‘EBITDA’ means, with respect to any fiscal period, Consolidated Net Income, minus extraordinary gains and interest income, plus (a) interest expense, income taxes and depreciation and amortization for such period, as determined in accordance with GAAP, (b) for the fiscal year ending 2004 only, signing bonuses paid in an amount not to exceed $1,200,000, and (c) for any fiscal period ending prior to the Closing Date only, management fees paid to MGM Mirage during such fiscal period.”

(b)           Section 6.2 of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                “6.2        Collateral Reporting.  Provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form  reasonably satisfactory to Agent:

Within 5 Business Days of any issuance or filing

(a)   copies of each report in respect of  Borrowers’, and their respective  Subsidiaries’ businesses issued by a Nevada Gaming Authority or made by Borrower or any of their Subsidiaries, to a Nevada Gaming Authority,

Monthly (not later than the 15th day of each month)	(b) a summary aging, by vendor, of Borrowers’ and their Subsidiaries’ accounts payable and any book overdraft,

(c) a detailed report regarding Borrowers’ and their Subsidiaries’ cash and Cash Equivalents including an indication of which amounts constitute Qualified Cash,

(d) a detailed report regarding the leasing of any portion of the Casino or Real Property including the amount of space leased, the rental rate, the lease term and the proposed use for the space,

Quarterly	(e) a report regarding Borrowers’ and their Subsidiaries’ accrued, but unpaid, ad valorem taxes;

Concurrently with the delivery to any third party but no less frequently than annually to Agent

(f)   copies of all operating and capital budgets, bankrolls, and all other budgets, summaries of sources and uses of funds, projections, and financial information prepared by or on behalf of any Borrower (including in respect of any Casino operated by any Borrower or its Subsidiaries), or any of its Subsidiaries, promptly upon the preparation and delivery thereof by the chief financial officer of any Borrower or any of its Subsidiaries, and

Upon request by Agent	(g) such other reports as to the Collateral or the financial condition of Borrowers and their Subsidiaries, as Agent may request.”

3.     Conditions Precedent to Amendment.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a)           Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)           Agent shall have received a reaffirmation and consent substantially in the form attached hereto as Exhibit A, duly executed and delivered by each Guarantor.

(c)           The representations and warranties herein and in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(d)           No Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

(e)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force and effect by any Governmental Authority against any Borrower, any Guarantor, Agent, or any Lender.

4.     Release.  To the extent permitted by applicable law, each Borrower and each Guarantor hereby waives, releases, remises and forever discharges each member of the Lender

Group, each of their respective Affiliates, and each of their respective officers, directors, employees, and agents (collectively, the “Released Parties”), from any and all claims, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which any Borrower or any Guarantor ever had, now has or might hereafter have against any such Released Party which relates, directly or indirectly, to the Loan Agreement or any other Loan Document, or to any acts or omissions of any such Release with respect to the Loan Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents.  As to each and every claim released hereunder, each Borrower and each Guarantor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, each Borrower specifically waives, to the extent permitted by applicable law, the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Borrower and each Guarantor also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

5.     Representation and Warranty.  Each Borrower represents and warrants to the Lender Group that the execution, delivery, and performance of this Amendment and of the Loan Agreement, as amended hereby, are within its powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected.

6.     Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of California.

7.     Counterpart Execution.  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

8.     Effect on Loan Documents.

(a)           The Loan Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.  The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document.  The waivers, consents and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents and shall not operate as a consent to any further or other matter under the Loan Documents.

(b)           Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(c)           To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

(d)           This Amendment is a Loan Document.

9.     Entire Agreement.  This Amendment embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

[signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

POSTER FINANCIAL GROUP,
a Nevada corporation

By	/s/ DAWN PRENDES
Title: Sr. Vice President/CFO

GNL, CORP.,
a Nevada corporation

By	/s/ DAWN PRENDES
Title: Sr. Vice President/CFO

GNLV, CORP.,
a Nevada corporation

By	/s/ DAWN PRENDES
Title: Sr. Vice President/CFO

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent and as a Lender

By	/s/ AMELIE YEHNES
Title: Senior Vice President

Exhibit A

REAFFIRMATION AND CONSENT

Dated as of May 17, 2004

Reference is hereby made to that certain Amendment Number One to Loan and Security Agreement, dated as of the date hereof (the “Amendment”), among the lenders signatory thereto (the “Lenders”), Wells Fargo Foothill, Inc., as arranger and administrative agent for the Lenders (“Agent”) and Poster Financial Group, Inc. (“Poster”), GNL, Corp. (“GNL”) and GNLV, Corp. (“GNLV” and together with Poster and GNL, the “Borrowers”).  Capitalized terms used herein shall have the meanings ascribed to them in that certain Loan and Security Agreement, dated as of January 23, 2004 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), among Borrowers, Agent, and the Lenders.  Each of the undersigned hereby (a) represents and warrants that the execution and delivery of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary limited liability company action and are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (b) consents to the amendment of the Loan Agreement set forth in the Amendment and any waivers granted therein; (c) acknowledges and reaffirms all obligations owing by it to the Lender Group under any Loan Document to which it is a party; (d) agrees that each Loan Document to which it is a party is and shall remain in full force and effect, and (e) ratifies and confirms its consent to any previous waivers granted with respect to the Loan Agreement.  Although each of the undersigned have been informed of the matters set forth herein and have acknowledged and agreed to same, each of the undersigned understands that the Lender Group shall have no obligation to inform the undersigned of such matters in the future or to seek the undersigned’s acknowledgement or agreement to future amendments, waivers or modifications and nothing herein shall create such a duty.

IN WITNESS WHEREOF, the undersigned have executed this Reaffirmation and Consent as of the date first set forth above.

GOLDEN NUGGET EXPERIENCE, LLC, a Nevada limited liability company

By	/s/ DAWN PRENDES
Title: Sr. Vice President/CFO